SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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APTIMUS, INC.
______________________________________________________________________________
(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APTIMUS, INC.
100 Spear Street, Suite 1115
San Francisco, CA 94105

Telephone: (415) 896-2123	Facsimile: (415) 896-2561

April 28, 2006

Dear Shareholder:

On behalf of Aptimus, Inc. (the “Company”), I cordially invite you to attend the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m. on Friday, June 9, 2006 at the Company’s offices, 100 Spear Street, Suite 1115, San Francisco, California 94105.

At the Annual Meeting, the shareholders will be asked to:

1.	elect five (5) directors to the Company’s Board of Directors (the “Board”);

2.	approve an amendment to the Company’s 2001 Stock Plan authorizing the issuance of stock appreciation rights from such Plan; and

3.	ratify the Company’s selection of Moss Adams LLP as the Company’s independent accountants for the fiscal year ending December 31, 2006.

More information regarding the business to be conducted at the Annual Meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The Board unanimously recommends that shareholders vote “FOR” these three proposals.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope that you will have your shares represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

On behalf of the Board, I would like to express our appreciation for your support of the Company. We look forward to seeing you at the meeting.

Sincerely,

Timothy C. Choate
Chairman and Chief Executive Officer

APTIMUS, INC.
100 Spear Street, Suite 1115
San Francisco, CA 94105
_____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, JUNE 9, 2006

To The Shareholders of Aptimus, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Aptimus, Inc., a Washington corporation (the “Company”), will be held on Friday, June 9, 2006 at 2:00 p.m. local time, at the Company’s offices located at 100 Spear Street, Suite 1115, San Francisco, California 94105 for the following purposes, which are more fully described in the accompanying Proxy Statement:

1.
To elect five (5) directors to the Company’s Board of Directors to serve until the 2006 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal, and the appointment or election of their successors, if any, as the case may be;

2.	To approve an amendment to the Company’s 2001 Stock Plan authorizing the issuance of stock appreciation rights from such Plan;
3.	To ratify the Company’s selection of Moss Adams LLP as the Company’s independent accountants for the fiscal year ending December 31, 2006; and
4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of record of the Company’s common stock at the close of business on April 24, 2006 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A list of shareholders as of that date will be available at the meeting and for ten (10) days prior to the meeting at the Company’s principal executive offices located at 100 Spear Street, Suite 1115, San Francisco, CA 94105.

BY ORDER OF THE BOARD OF DIRECTORS

San Francisco, California	Timothy C. Choate
April 28, 2006	Chairman, President and Chief Executive Officer

Your vote is important!

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, we urge you to complete, sign, date and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A postage-prepaid envelope is also enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

The proxy statement that accompanies this Notice of Annual Meeting of Shareholders contains material information regarding the matters to be considered at the Annual Meeting, and should be read in conjunction with this Notice.

APTIMUS, INC.
100 Spear Street, Suite 1115
San Francisco, CA 94105
_____________________

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, JUNE 9, 2006

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

General

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Aptimus, Inc., a Washington corporation (the “Company”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m. local time on Friday, June 9, 2006 at the Company’s offices located at 100 Spear Street, Suite 1115, San Francisco, California 94105 and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, a proxy card and the Annual Report of the Company, which includes financial statements for its fiscal year ended December 31, 2005, are being sent to all shareholders of record as of the close of business on April 24, 2006 on or about May 9, 2006. Although the Annual Report and this Proxy Statement are being mailed together, the Annual Report is not part of this Proxy Statement.

Quorum and Voting Rights

At the close of business on April 24, 2006, there were 6,536,468 shares of common stock, no par value (the “Common Stock”), of the Company issued and outstanding. There are no other classes of voting stock of the Company issued and outstanding. Only holders of record of the shares of Common Stock outstanding at such time will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. The presence at the meeting of at least a majority of such shares, either in person or by proxy, shall constitute a quorum for the transaction of business. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so, whether or not they choose to attend the meeting in person. If a quorum is not present or represented at the Annual Meeting, the shareholders present at the Annual Meeting or represented by proxy have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present or represented. At any such adjournment of the Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Annual Meeting.

  If you are a shareholder of record, you may vote by using the proxy card enclosed with this Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. The proposals are identified by number and a general description on the proxy card. Please review the voting instructions on the proxy card and read the text of the proposals and the position of the Board in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendations of the Board on that proposal. For the reasons stated in more detail later in the Proxy Statement, the Board recommends a vote (i) “FOR” the individuals nominated to serve as directors; (ii) “FOR” the approval of the amendment to the Company’s 2001 Stock Plan authorizing the issuance of stock appreciation rights from such Plan; and (iii) “FOR” the ratification of the company’s selection of Moss Adams LLP as the Company’s accountants for the fiscal year ending December 31, 2006.

It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If any other matters are properly presented for action, however, the proxies named on the proxy card will be authorized by your proxy to vote on those other matters in their discretion.

On each matter properly brought before the meeting, shareholders of record will be entitled to one vote for each share of Common Stock held. Shareholders do not have the right to cumulate their votes in the election of directors. Under Washington law and the Company’s Second Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, if a quorum exists at the meeting: (i) the nominees for directors who receive the greatest number of votes cast in the election of directors will be elected; (ii) the amendment to the Company’s 2001 Stock Plan authorizing the issuance of stock appreciation rights from such Plan will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it; and (iii) the ratification of the Company’s selection of Moss Adams LLP as the Company’s independent accountants for the fiscal year ending December 31, 2006 will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

Shareholders may abstain from voting for the nominees for director and in an uncontested election of directors, any action other than a vote for a nominee will have no effect, assuming the presence of a quorum. Abstention from voting on the proposal to approve the amendment to the Company’s 2001 Stock Plan will have no effect, as approval of this proposal is based solely on the number of votes actually cast. Abstention from voting on the proposal to ratify the selection of Moss Adams LLP as the independent accountants will have no effect, as approval of this proposal is based solely on the number of votes actually cast.

Brokerage firms and other intermediaries holding shares of Common Stock in street names for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries will generally have discretion to vote their customers’ shares in the election of directors. The failure of a brokerage firm or other intermediary to vote its customers’ shares on the proposal for the election of directors or ratification of independent accountants will have no effect on any proposal as approval of each proposal is based solely on the number of votes actually cast.

Revocability of Proxies

If you execute a proxy, you may revoke it by taking one of the following three actions: (i) by giving written notice of the revocation to the Secretary of the Company at its principal executive offices prior to the commencement of shareholder voting at the Annual Meeting on Friday, June 9, 2006; (ii) by executing a proxy with a later date and delivering it to the Secretary of the Company at its principal executive offices prior to the commencement of shareholder voting at the Annual Meeting on Friday, June 9, 2006; or (iii) by personally attending and voting at the meeting.

Solicitation Of Proxies

The Company will bear the expense of preparing, printing and distributing proxy materials to its shareholders. The Company has incurred minimal costs related to this proxy solicitation to date, but anticipates it will incur approximately $10,000 in the future related to the proxy preparation, distribution and collection process. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies on behalf of the Board in person or by telephone. The Company will reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Common Stock.

Shareholder Proposals for 2007 Annual Meeting

Proposals of eligible shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2007 Annual Meeting of Shareholders (the “2007 Annual Meeting”) and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Secretary of the Company, at the Company’s principal executive officers, no later than January 11, 2007 which is 120 calendar days prior to the anniversary of this year’s mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

To qualify as an “eligible” shareholder, a shareholder must have been a record or beneficial owner of at least one percent (1%) of the Company’s outstanding Common Stock, or shares of Common Stock having a market value of at least $2,000, for a period of at least one (1) year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

Securities and Exchange Commission (the “SEC”) rules establish a deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2007 Annual Meeting is February 9, 2007 (90 calendar days prior to the anniversary for the mailing date of this proxy statement). If a shareholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the 2007 Annual Meeting.

The Company has not been notified by any shareholder of his or her intent to present a shareholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The directors to be elected at the Annual Meeting will serve on the Board until the 2007 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal and the election of their successors, if any. Timothy C. Choate, Robert W. Wrubel, John B. Balousek, Bob Bejan and Eric Helgeland who constitute the five (5) current directors of the Company, have all been nominated by the Board for election at the Annual Meeting. The accompanying proxy will be voted for these nominees, except where you indicate otherwise or authority to so vote is withheld. Should any of these individuals be unable to serve, the proxy will be voted for such person(s) as is designated by the Board.

Nominees for Director

Timothy C. Choate

With more than 18 years of management experience in the Internet and computer industries, Timothy C. Choate has been Chairman and CEO of Aptimus since 1998. Prior to joining Aptimus, Mr. Choate served as a Vice President of Micro Warehouse. In 1994, he co-founded Online Interactive, Inc., the former parent company of Aptimus, and was its Chairman, President and CEO until June 1997. Before 1994, Mr. Choate was President of Softdisk Publishing LLC, a software publishing company. His experience includes working as senior marketing manager at Prodigy, an Internet access and content provider; and developing and launching the New Products Division for Business Week, a division of the McGraw-Hill Companies, Inc. Mr. Choate serves on the board of directors of the Julia Morgan Center for the Arts, a center for arts performance and education programs, and is a past director of several for profit corporations. Mr. Choate earned a Bachelor of Science in economics, with a concentration in marketing and entrepreneurial management, from the Wharton School of Business at the University of Pennsylvania.

John B. Balousek

John B. Balousek has served as a director since February 1999. In 1998 Mr. Balousek co-founded PhotoAlley.com, an online retailer of photographic equipment, supplies and services. From 1979 to 1997, Mr. Balousek served in various positions, including President and Chief Operating Officer and director of Foote, Cone & Belding Communications, Inc., a global advertising and communications company. In 1996, Mr. Balousek served as Chairman and Chief Executive Officer of True North Technologies, a digital and interactive service of True North Communications, Foote, Cone & Belding’s parent company. In addition to Aptimus, Mr. Balousek currently serves as a director for Central Garden and Pet. Co., a publicly-held manufacturer, marketer and distributor of garden supplies and pet products; Interland Corp., a publicly-held Internet hosting and business services company; EDB Holdings, Inc., a privately-held holding company; and Master Replicas, a privately-held manufacturer, marketer and distributor of authentic movie replicas. Mr. Balousek holds a Bachelor of Arts degree in Journalism from Creighton University and a graduate degree from Northwestern University. Mr. Balousek is an independent director of the company.

Robert W. Wrubel

Robert W. Wrubel has served as a director since November 2001 and as President since October 2005. From June 2005 through September 2005 Mr. Wrubel served as an Executive Vice President of Aptimus, overseeing sales and business development. In August 2002 Mr. Wrubel founded Whole Body, Inc., a company that owns and manages a national chain of yoga and fitness studios. From June 2001 to July 2002, Mr. Wrubel was an Entrepreneur-in-residence at Highland Capital Publishers, a venture capital firm, where he identified new venture investments and developed start-up ideas into viable business opportunities. Prior to that Mr. Wrubel was with Ask Jeeves, Inc. from May 1998 to May 2001, where he served as Chief Executive Officer, President and Vice President of Market Development. From 1993 to 1998, Mr. Wrubel served in various positions, including Chief Operating Officer and Vice President of Product Development for Knowledge Adventure, Inc., a leading educational software company. Prior to that, Mr. Wrubel worked as a managing editor of Financial World Magazine and was the founding publisher and editor of High Tech Tomorrow. Mr. Wrubel holds a Bachelor of Arts in History and Economics from Yale University.

Bob Bejan

Mr. Bejan has served as a director since April 2005. Mr. Bejan is currently the CEO of PBJS, Inc., a new media marketing agency that specializes in the design, execution and ongoing management of data-driven marketing systems, focusing on Digital Marketing, Corporate Communications, and Creative Production. Mr. Bejan comes to his current role directly from a 7 year career at Microsoft Corporation, which he joined in 1996 as the Executive Producer for the Microsoft Network within the company’s Interactive Media Group.  There, he led the charter to bring its online service to the Web and was responsible for the original programming that premiered on the Network.  Mr. Bejan held progressively larger roles within Microsoft’s IMG organization, while greatly advancing the effort toward “monetization” of the Microsoft Network. Mr. Bejan spent his last two years at the company heading the strategic alliance group for MSN worldwide, developing deeply integrated relationships with companies like Bank One, Daimler Chrysler and State Farm Insurance group. Prior to Microsoft, Mr. Bejan served as Vice President Warner Bros. Online, where he helped found the studio’s online efforts both on the Internet and America Online as well as serve as a member of the core design team for Warner Bros. Studios stores. Prior to that, Mr. Bejan was a founder, partner, and inventor of Interfilm LLP, an interactive motion picture studio that produced interactive movies for theatre multiplexes nationwide. Preceding Interfilm, Mr. Bejan served as CEO of Virtual Worlds, Inc., a virtual reality company that pioneered the development and deployment of virtual reality location-based entertainment centers. Mr. Bejan began his career in 1987 as CEO/Creative Director of BNE LLP, a creative house delivering creative and production services for major advertising agencies. Mr. Bejan holds a Bachelor of Arts in Theatre Arts from the University of the Pacific. Mr. Bejan is an independent director of the company.

Eric Helgeland

Eric Helgeland has served as a director since November 2002. Mr. Helgeland currently serves as a project manager with Treasury Strategies, Inc., a position he has held since 2000, where he provides marketing, business development and M&A consulting services to a variety of public and private companies. From 1998 to 2000, Mr. Helgeland served as Vice President of Business Development for Fingerhut, managing and directing new customer acquisition efforts and M&A activities for the Federated Department Stores subsidiary. From 1995 to 1998, Mr. Helgeland served as President and CEO of Intersect, Inc. and later, Tactician Consulting, companies engaged in marketing and distribution planning and software development. Mr. Helgeland began his career in managerial positions with First Chicago, Household International and National Westminster Bank. Mr. Helgeland holds a Bachelor of Arts degree in Economics from Northwestern University. Mr. Helgeland is an independent director of the company.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL THE NOMINEES NAMED IN PROPOSAL 1.

BOARD OF DIRECTORS

The business of the Company is managed under the direction of the Board. The Company has determined that the Board shall be composed of five directors. Each director is elected for a period of one (1) year at the annual meeting of shareholders and serves until the next annual meeting or until his or her earlier retirement, resignation or removal and the election of their successors, if any. Proxies may not be voted for a greater number of persons than the number of nominees named. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis.

During the fiscal year ended December 31, 2005, the Board consisted of the following individuals: Timothy C. Choate, John B. Balousek, Robert W. Wrubel, Bob Bejan and Eric Helgeland.

In order for a shareholder to nominate one or more candidates for election as a director at an annual meeting of shareholders, the shareholder must give timely notice of the proposal to nominate such candidate(s) in writing to the Secretary of the Company not less than 90 days prior to the anniversary date of the prior year’s Annual Meeting of Shareholders. All other shareholder communications to the Company’s Board may be directed to the Company’s Investor Relations representative at the Company’s San Francisco offices who will then forward such communications to the Board as appropriate.

Meetings of the Board

The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The full Board met eleven (11) times during the Company’s fiscal year ended December 31, 2005, and additionally took action by unanimous written consent on two (2) occasion. No incumbent member attended fewer than 80% of the total number of meetings of the Board and of any Board committees of which he was a member during that fiscal year. While individual Board members are expected to attend regularly scheduled and special meetings of the Board of Directors, there is no requirement that individual Board members attend the Company’s Annual Meeting of Shareholders. Accordingly, Messrs. Choate and Wrubel, acting in their then respective capacities as the Company’s Chief Executive Officer and Executive Vice President, were the only Board members to participate in last year’s Annual Meeting of Shareholders.

Compensation of Directors

Directors of the Company do not receive cash compensation for their services as directors or members of committees of the Board, but are reimbursed for their reasonable expenses incurred in attending Board or Committee meetings.

The Company’s 1997 Stock Plan, as amended (the “Stock Plan”), permits the grant of options for the purchase of shares of our Common Stock to, among others, directors of the Company. In accordance with the Stock Plan, Mr. Choate was granted 20,000 shares in April 2005 and Mr. Wrubel was granted 200,000 shares in April 2005. In addition, directors Jack Balousek, Bob Bejan and Eric Helgeland each received a grant of 10,000 shares in April 2005.

Committees of the Board

Permanent committees of the Board in 2005 consisted of an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee, which was composed of Messrs. Balousek, Wrubel and Helgeland, during the first five months of the year and Messrs. Balousek, Bejan and Helgeland, during the last seven months of the year, all of whom are “independent directors” under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and related SEC rules, met four (4) times during the fiscal year ended December 31, 2005. The Audit Committee assists the Board in executing its responsibilities pursuant to the Charter of the Audit Committee adopted by the Company in August 2000 and amended and restated in December 2004, which appears as an appendix to this proxy statement. The Audit Committee is responsible for, among other things, monitoring the integrity and adequacy of the Company’s financial information, control systems, and reporting practices and for recommending to the Board for ratification by the shareholders the Audit Committee’s selection of independent accountants for the Company.

Compensation Committee

The Compensation Committee is responsible for reviewing and recommending to the Board compensation for the Company’s key executives, including salaries and benefits. The Compensation Committee is also responsible for the administration of the Company’s stock option plans. The Compensation Committee, which was composed of Messrs. Balousek, Wrubel and Helgeland, during the first five months of the year and Messrs. Balousek, Bejan and Helgeland, during the last seven months of the year, all of whom are “independent directors” under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and related SEC rules, met two (2) times during the year ended December 31, 2005.

Nominating Committee

In April 2004, the Board created a Nominating Committee and adopted a written  Nominating Commitee charter. The Nominating Committee’s duty is to assist the Board by identifying and screening individuals qualified to become Board members, and to recommend to the Board qualified director nominees for consideration and appoint when vacancies occur on the Board, or nomination to stand for election at the next annual meeting of shareholders, as the case may be. The Nominating Committee is responsible for developing criteria for the selection of Board nominees, identifying suitable Board candidates for consideration by the Committee, vetting individual candidates in a multi-step review process, and recommending candidates to the full Board for appointment or nomination for election, as the case may be. The Chief Executive Officer and other Directors and executive officers may also recommend director candidates to the Nominating Committee as well as participate in the review process in such capacities as the Committee deems appropriate.

Consideration of Director Nominees

The Nominating Committee, in evaluating and determining whether to recommend a person as a candidate for election as a director, considers relevant management and/or technology experience; certain values such as integrity, accountability, judgment and adherence to high performance standards; independence pursuant to applicable guidelines; ability and willingness to undertake the required time commitment to Board functions; and an absence of conflicts of interest with Aptimus.

Identifying Director Nominees; Consideration of Nominees of the Shareholders

The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the size of the Board, the need for particular expertise on the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for director which may come to the Committee’s attention through current Board members, professional search firms, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the Committee, and may be considered at any point during the year.

The Nominating Committee will consider candidates recommended by shareholders, when the nominations are properly submitted, under the criteria summarized above in “Consideration of Director Nominees” and in accordance with the procedures described above in “Shareholder Proposals for 2007 Annual Meeting.” Following verification of the shareholder status of persons proposing candidates, the Committee makes an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized above to determine if the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a shareholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Committee as part of its review. Other than the verification of compliance with procedures and shareholder status, and the initial analysis performed by the Committee, a potential candidate nominated by a shareholder is treated like any other potential candidate during the review process by the Committee. For eligible shareholder nominees to be placed on the ballot for the 2006 Annual Meeting of Shareholders, shareholders were required to deliver nominations for proposed director nominees to Aptimus by January 10, 2006. No shareholder proposed any candidate to stand for election at the 2006 Annual Meeting.

The Nominating Committee, which was composed of Messrs. Balousek, Wrubel and Helgeland, during the first five months of the year and Messrs. Balousek, Bejan and Helgeland, during the last seven months of the year, all of whom are “independent” directors under Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and related SEC rules. The Nominating Committee met four (4) times during the year ended December 31, 2005.

Report of Audit Committee

The Audit Committee is composed of three (3) non-employee members, each of whom is independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and related SEC rules. All members of the audit committee are able to read and understand financial statements. Mr. Helgeland also qualifies as an audit committee financial expert, as defined by the SEC, and is financially sophisticated as required by the Nasdaq listing standards. The Company’s independent accountants, Moss Adams LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management. The Audit Committee has discussed with Moss Adams certain matters required under Statement on Auditing Standard No. 61 and has received written disclosures and the letter required by Independent Standards Board Standard No. 1 from the outside auditors and has discussed with them their independence.

It is the policy of the Company that the Audit Committee pre-approves all services.

The Audit Committee has considered whether the services provided by Moss Adams are compatible with maintaining the independence of Moss Adams and has concluded that the independence of Moss Adams is maintained and is not compromised by the services provided.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

AUDIT COMMITTEE OF BOARD OF DIRECTORS

John B. Balousek
Bob Bejan
Eric Helgeland

Report on Executive Compensation

The Compensation Committee of the Board (the “Committee”) is responsible for recommending to the Board compensation for the Company’s executive officers and Board members, and for reviewing, modifying as it deems appropriate and approving compensation recommendations made by the Chief Executive Officer and Chief Financial Officer for the Company’s other officers and key employees. Our Compensation Committee has been delegated the authority by our Board to administer our equity incentive plans and our employee stock purchase plan.

In determining the base salary for a particular executive within the salary range for his or her position, the Committee initially takes into account the salary necessary to encourage the executive to join the Company in lieu of pursuing other employment opportunities. In later years, the Committee considers the amount budgeted for salary increases and the executive’s success in achieving the performance objectives established for such executive.

In November 2001, the Company revised its previously adopted stock option program whereby Company executives and employees were granted on option to purchase a number of the Company’s Common Stock within a predetermined range on the date of hire. The revisions to the predetermined range were made to accommodate a reduction in the total number of issued and outstanding shares of the Company’s Common Stock as a consequence of the Company’s successful issuer tender offer. In years following the employee’s hiring, the Committee considers individual and departmental performance objectives in granting additional options to individual employees. Subject to shareholder approval at the 2006 Annual Meeting of Shareholders, in April 2006 the Company’s Board of Directors approved a modification to the Company’s 2001 Stock Plan (“Plan”) to accommodate the issuance of Stock Appreciation Rights (“SAR’s”) from the Plan. If approved by shareholders, the Committee intends to use SAR’s as an alternative to stock options. The Committee believes that the use of SAR’s will reduce the expense to the Company associated with stock options, while preserving the salutary motivational, retention, reward and goal orientation features of stock option awards.

The option program is one element of a three-pronged compensation strategy developed by the Company to compensate its employees, including its senior executives. The remaining elements of this plan are base salary and, in fiscal years where the Company has achieved profitability, a bonus based on the Company’s and/or the individual employee’s performance. The Committee believes this compensation strategy closely aligns the interests of executives and other key employees to that of the Company and its shareholders, and also serves to attract and retain high quality employees.

The compensation of the Chief Executive Officer is determined under the same policies and criteria as the compensation of the other executive officers, which criteria may include, but are not limited to, whether individual and departmental performance objectives have been met, the overall performance of the Company, the performance of the industry, generally, and how the compensation package of a specific manager compares to compensation paid to similarly situated executives in the regional technology industry. Mr. Choate received a $7,000 raise in base salary in 2005.

Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the Chief Executive Officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes no compensation paid by the Company during 2006 will exceed the $1 million limitation.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is an officer or employee of the Company. No executive officer of the Company serves as a member of the Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board. In addition, no interlocking relationship exists between any member of the Company’s Board and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

John B. Balousek
Bob Bejan
Eric Helgeland

Code of Business Conduct and Ethics

In April 2004, the Company adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all directors, officers and employees of the Company. The Code meets the requirements of a “code of ethics” under applicable SEC guidelines. A copy of the Code may be found on the Company’s website located at www.aptimus.com.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Ownership Information

The following table sets forth certain information known to the Company with respect to the beneficial ownership of its Common Stock as of March 31, 2006, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director of the Company, (iii) each of the Company’s four most highly compensated executive officers, and (iv) all directors and officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Directors, Named Executive Officers and 5% Shareholders(1)	Number of Shares Beneficially Owned(2)	% of Total Shares Owned(3)
Timothy C. Choate(4)	1,667,758	24.21%

John B. Balousek(5)	92,500	1.40%

Robert W. Wrubel(6)	328,378	4.82%

Eric Helgeland(7)	37,650	*

Bob Bejan(8)	10,000	*

David H. Davis(9)	228,858	3.39%

John A. Wade(10)	191,961	2.86%

Lance Nelson(11)	176,361	2.63%

Austin W. Marxe & David M. Greenhouse(12)	721,429	11.04%

All directors and executive officers as a group (8 persons)(13)	2,723,466	34.69%

*	Represents beneficial ownership of less than one percent (1%) of the Common Stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is that of the Company.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common Stock subject to options currently exercisable, or exercisable within 60 days after March 31, 2006, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership for any other person.

(3)	Based upon an aggregate of 6,536,468 shares of the Company’s Common Stock issued and outstanding as of March 31, 2006.

(4)
Represents 1,012,306 shares held by Mr. Choate directly, 303,700 shares held by trusts established for Mr. Choate’s children, and 351,952 shares that Mr. Choate has a right to acquire pursuant to options and warrants exercisable within 60 days of March 31, 2005.

(5)	Represents 92,500 shares that Mr. Balousek has a right to acquire pursuant to options exercisable within 60 days of March 31, 2005.

(6)	Represents 50,000 shares held by Mr. Wrubel directly and 278,378 shares that Mr. Wrubel has a right to acquire pursuant to options and warrants exercisable within 60 days of March 31, 2005.

(7)	Represents 25,150 shares held by Mr. Helgeland directly and 12,500 shares that Mr. Helgeland has a right to acquire pursuant to options exercisable within 60 days of March 31, 2005.

(8)	Represents 10,000 shares that Mr. Bejan has a right to acquire pursuant to options exercisable within 60 days of March 31, 2005.

(9)	Represents 8,191 shares held by Mr. Davis directly and 220,667 shares that Mr. Davis has a right to acquire pursuant to options exercisable within 60 days of March 31, 2005.

(10)	Represents 6,578 shares held by Mr. Wade directly and 185,383 shares that Mr. Wade has a right to acquire pursuant to options exercisable within 60 days of March 31, 2005.

(11)
Represents 2,033 shares held by Mr. Nelson directly, 1,291 shares held by Mr. Nelson’s spouse directly, 137,707 shares that Mr. Nelson has a right to acquire pursuant to options exercisable within 60 days of March 31, 2005 and 35,330 shares that Mr. Nelson’s spouse has the right to acquire pursuant to options exercisable within 60 days of March 31, 2005.

(12)
Messrs. Marx and Greenhouse are passive investors in the Company. They share sole voting and investment power over 48,935 shares of common stock owned by Special Situations Fund III QP, L.P., 365,854 shares of common stock owned by Special Situations Cayman Fund, L.P., 48,350 shares of common stock owned by Special Situations Technology Fund, L.P. and 258,290 shares of common stock owned Special Situations Technology II, L.P. Their address is: 153 E. 53rd Street, 55th Floor, New York, NY 10022.

(13)
Represents 1,409,049 shares held by all the current directors and executive officers and 1,314,417 shares current directors and executive officers have a right to acquire pursuant to options and warrants exercisable within 60 days of March 31, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that the Company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, file initial reports of ownership and reports of changes of ownership with the SEC. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all such reports they file.

Based solely on its review of the copies of such reports received by the Company, and on written representations by the Company’s officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, the Company believes that, with respect to its fiscal year ended December 31, 2005 all of the Company’s officers and directors, and all of the persons known to the Company to own more than ten percent (10%) of the Common Stock, complied with all such reporting requirements except as follows: Mr. Choate was late filing four Form 4’s representing a total of five transactions. Mr. Wade was late filing one Form 4 representing two transactions. Mr. Helgeland was late filing four Form 4’s representing 10 transactions. Mr. Wrubel was late filing two Form 4’s representing 17 transactions. Mr. Balousek was late filing two Form 4’s representing six transactions. And Mr. Bejan failed to file a Form 3 representing his initial stock option grant upon his appointment to serve as a Director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

The Company has entered into indemnification agreements with each of its directors and certain of its officers containing provisions that may require it, among other things, to indemnify its directors and such officers against liabilities that may arise by reason of their status or service as directors and such officers, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

In addition, the Company has entered into Change in Control Agreements with certain of its officers that may require it to pay severance and accelerate vesting of any unvested option grants in the event the officer’s employment is terminated as a consequence of a change of control of the Company, which is defined as the sale of substantially all of the Company’s assets, the third-party acquisition of in excess of 50% of the Company’s voting securities, a reduction in force mandated as a prior condition to the sale or merger of the Company, or the voluntary or involuntary winding up and liquidation of the Company.

COMPENSATION AND BENEFITS

Executive Officer Compensation

The following table sets forth the compensation paid to the Company’s Chief Executive Officer and four most highly compensated executive officers for the years ended December 31, 2003, 2004 and 2005.

Summary Compensation Table

		Annual Compensation		Securities Underlying Long-Term Compensation
Name and Principal Position		Salary	Bonus	Options	Restricted Stock
Timothy C. Choate President and Chief Executive Officer	2005 2004 2003	$196,500 189,000 179,633	$0 22,455 0	20,000 20,000 89,117

Robert W. Wrubel President	2005	$126,917	$16,500	200,000

John A. Wade Vice President, Finance and Chief Financial Officer	2005 2004 2003	$169,500 154,333 147,467	$0 18,336 0	15,000 14,000 47,033

David H. Davis Secretary and General Counsel	2005 2004 2003	$179,500 160,600 140,193	$0 19,081 0	15,000 14,000 45,717

Lance Nelson Vice President, Technology	2005 2004	162,500 141,950	$0 16,865	25,000 20,000

Option Grants in Last Fiscal Year

The following table sets forth certain information regarding stock option grants to the Company’s Chief Executive Officer and four most highly compensated executive officers during the year ended December 31, 2005. The potential realizable value is calculated based on the assumption that the Common Stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of its term. These numbers are calculated based on SEC requirements and do not reflect the Company’s projection or estimate of future stock price growth. Potential realizable values are computed by:

•	multiplying the number of shares of Common Stock subject to a given option by the exercise price;

•
assuming that the aggregate stock value derived from that calculation compounds at the annual five percent (5%) or ten percent (10%) rate shown in the table for the entire ten-year term of the option; and

•	subtracting from that result the aggregate option exercise price.

Option Grants in 2005

	Individual Grants
		% Of Total
	Number Of	Options
	Securities	Granted To			Potential Realizable Value At
	Underlying	Employees In			Assumed Annual Rates Of Stock
	Options	Fiscal Year	Exercise Price	Expiration	Price Appreciation For Option Term
Name	Granted	(1)	(Per Share)	Date	5%	10%
Timothy C. Choate	20,000(2)	3.8%	$14.55(3)	04/29/2015	183,008	463,779

Robert W. Wrubel	200,000(2)	37.7%	$14.55(3)	04/20/2014	1,830,083	4,637,791

David H. Davis	15,000(2)	2.8%	$14.55(3)	04/20/2014	137,256	347,834

John A. Wade	15,000(2)	2.8%	$14.55(3)	04/20/2014	137,256	347,834

Lance Nelson	25,000(2)	4.7%	$14.55(3)	4/20/2014	228,760	579,724

(1)	During 2005, options to purchase stock totaling 530,400 shares were issued to employees and directors.

(2)	Represents options originally issued with quarterly vesting over four years but which were modified in December 2005 to be 100% vested.

(3)	The exercise price per share was equal to the fair market value of the Common Stock on the date of grant as reported by the Nasdaq National Market.

Option Exercises and Fiscal Year-End Values

The following table sets forth for the Company’s Chief Executive Officer and four most highly compensated executive officers the number of shares acquired upon exercise of stock options during the year ended December 31, 2005 and the number of shares subject to exercisable and unexercisable stock options held at December 31, 2005.

Aggregated Option Exercises in 2004
and Year-End Option Values

			Number Of Securities Underlying		Value Of Unexercised
	Shares		Unexercised Options At		In-The-Money Options
	Acquired	Value	December 31, 2005		At December 31, 2005(1)
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Timothy C. Choate	—	$0	324,267	6,850	$2,144,161	$33,147

Robert W. Wrubel	12,872	$219,813	270,878	1,250	472,919	1,250

David H Davis	6,500	$120,124	215,084	5,583	1,212,437	29,034

John A. Wade	17,200	$299,794	180,588	4,795	999,986	23,203

Lance Nelson	4,000	$73,923	131,226	19,919	734,768	74,634

(1)	The value of unexercised in-the-money options at December 31, 2005 is based on $7.90 per share, the closing price of the Common Stock at such time, less the exercise price per share.

Executive Officers and Key Employees of the Company

The following table sets forth certain information, as of March 31, 2006, regarding the executive officers and key employees of the Company:

Name	Age	Position

Timothy C. Choate	40	Chairman, Chief Executive Officer, President and a Director
Robert W. Wrubel	45	President
David H. Davis	47	General Counsel and Secretary
John A. Wade	43	Chief Financial Officer
Lance Nelson	36	Vice President, Technology

Timothy C. Choate

See biography under “Board of Directors” above.

Robert W. Wrubel

See biography under “Board of Directors” above.

John A. Wade

John A. Wade has been Chief Financial Officer since May 1998. Prior to joining Aptimus, Mr. Wade served as the CFO and COO for Buzz Oates Enterprises, a real estate development company, from November 1992 to May 1998. Prior to November 1992, Mr. Wade also worked as the Controller for A&A Properties, Inc., an asset management corporation and as an auditor and taxation specialist at McGladrey and Pullen, an international accounting firm. Mr. Wade serves as a Director for ITEX, a barter exchange company. Mr. Wade holds a Bachelor of Science degree in business administration with a concentration in accounting from the San Diego State University School of Business.

David H. Davis

David H. Davis has served as General Counsel and Corporate Secretary since January 2000. Prior to January 2000, Mr. Davis served as General Counsel and Corporate Secretary for Ride, Inc., a designer, manufacturer and marketer of recreational equipment and accessories, from August 1996 to December 1999 and for Egghead, Inc., a reseller of computer hardware, software and peripherals, from September 1994 to August 1996. Prior to September 1994, Mr. Davis worked as an attorney for the Seattle-based law firms of Lane Powell and Stanislaw Ashbaugh. Mr. Davis holds a Bachelor of Arts degree in history from Whitman College and a Juris Doctor degree from the University of Oregon School of Law.

Lance J. Nelson

Lance J. Nelson joined Aptimus in 2001. With over 15 years experience in designing and implementing large-scale enterprise software systems, Mr. Nelson is a strong hands-on technologist and team leader. With a formal education in Economics from the University of Washington and a seasoned technical background, Mr. Nelson provides solutions that accommodate both business and engineering objectives. Prior to Aptimus, Mr. Nelson was a founding member of ImproveMyBusiness.com, Inc., a Seattle-based technology solutions provider for the business-to-business community, where he served as VP of Technology from 1999 to 2001. From 1996 to 1999, Mr. Nelson held various technical and management positions at Connext, Inc., a utilities industry services provider, where he built real-time outage management, plat design, and other 24x7x365 mission critical computer systems for the energy industry. Mr. Nelson holds patent no. 6,259,972 and another pending patent application.

The executive officers serve at the discretion of the Board. None of the Company’s directors or executive officers is party to any arrangement or understanding with any other person pursuant to which said individual was elected as a director or officer of the Company. There are no family relationships among any of the directors and executive officers of the Company.

Performance Graph

The following chart presents a comparison of the cumulative total return to shareholders since the date of the Company's initial public offering (September 27, 1999) of the Company’s Common Stock, the Nasdaq Composite Index, Amex Interactive Week Internet Index and the Philadelphia TheStreet.com Internet Index. The graph assumes an initial investment of $100 and reinvestment of all dividends, if any. The stock performance shown on the graph below is not necessarily indicative of future price performance.

	September 27, 1999	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004	December 31, 2005

Aptimus, Inc. Common Stock	$100.00	$400.00	$6.25	$18.75	$5.33	$35.42	$228.75	$65.83

Nasdaq Composite Index	$100.00	$147.35	$89.46	$70.62	$48.36	$72.54	$78.77	$79.85

Amex Interactive Week Internet Index	$100.00	$180.78	$88.16	$46.01	$26.17	$45.30	$54.78	$55.48

Philadelphia TheStreet.com Internet Index	$100.00	$182.87	$47.62	$30.56	$13.57	$24.25	$33.00	$33.32

PROPOSAL 2 — APPROVAL OF AMENDMENT TO 2001 STOCK PLAN

General Information

On April 27, 2006, the Board adopted, subject to shareholder approval, an amendment to our 2001 Stock Plan (the "Amendment"). The purpose of the Amendment is to add the ability to grant stock appreciation rights (“SARs”) under the 2001 Stock Plan which we believe will further promote the interests of Aptimus and our shareholders by aiding us in attracting and retaining employees, officers, consultants, advisors and directors who we expect will contribute to our growth and financial performance for the benefit of our shareholders.

We currently award non-qualified stock options, incentive stock options and restricted stock through the 2001 Stock Plan. As of March 31, 2006, we had an aggregate of approximately 849,267 shares remaining available for future awards under the 2001 Stock Plan. We are not seeking to increase that amount at this time.

The Board believes that a plan that permits a variety of types of awards with more flexible terms will allow us to better align incentive compensation with increases in shareholder value than the current plan. The following is a summary of the material terms of the Amendment to the 2001 Stock Plan and is qualified in its entirety by reference to the Amendment. A copy of the Amendment and the 2001 Stock Plan may be obtained from us free of charge upon written request.

Summary of the Amendment

Administration

The Compensation Committee will continue to administer the 2001 Stock Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2001 Stock Plan. Subject to the provisions of the 2001 Stock Plan, the committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The committee has authority to interpret the 2001 Stock Plan, and establish rules and regulations for the administration of the 2001 Stock Plan. In addition, the Board may exercise the powers of the committee at any time, except with respect to the grant of awards to our executive officers.

Eligible Participants

Any employee, officer, consultant, advisor or director providing services to us or any of our affiliates, who is selected by the committee, is eligible to receive an award under the 2001 Stock Plan. As of the date of this proxy statement, approximately 52 employees, officers and directors were eligible as a class to be selected by the committee to receive awards under the 2001 Stock Plan.

Shares Available For Awards

Currently, the aggregate number of shares of our Common Stock that may be issued under all stock-based awards made under the 2001 Stock Plan is 2,400,000. The Amendment will not increase that number. The committee may adjust the number of shares in the case of a stock dividend or other distribution, including a stock split, merger or other similar corporate transaction or event, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2001 Stock Plan.

If any shares of our Common Stock subject to any award or to which an award relates are forfeited or are reacquired by us, or if any award terminates without the delivery of any shares, the shares previously set aside for such awards will be available for future awards under the 2001 Stock Plan. In addition, shares used by award recipients as payment of the exercise price of an award or in satisfaction of the tax obligations relating to an award other than an incentive stock option will be available again for award grants.

Types of Awards and Terms and Conditions

The Amendment permits the granting of SARs in addition to the types of awards currently permitted, which includes stock options (including both incentive and non-qualified stock options) and restricted stock.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2001 Stock Plan or any other compensation plan. Awards can be granted for no cash consideration or for cash or other consideration as determined by the committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our Common Stock or other securities, or property, or any combination of these in a single payment, installments or on a deferred basis. The grant price of any SAR may not be less than the fair market value on the date of grant of such SAR except to satisfy legal requirements of foreign jurisdictions or if the award is in substitution for an award previously granted by an entity acquired by us. Determinations of fair market value under the 2001 Stock Plan will be made in accordance with methods and procedures established by the committee. The term of awards will not be longer than 10 years. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the committee's discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our Common Stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the committee.

Duration, Termination and Amendment.

The 2001 Stock Plan (but not awards outstanding under the 2001 Stock Plan) will terminate April 25, 2011, and no awards may be granted after that date. The 2001 Stock Plan permits the Board to amend or terminate the 2001 Stock Plan at any time, except that no amendment, alteration, suspension or discontinuation can be made that would impair the rights of any participant under any award previously granted, unless the participant and the Company agree, in writing, otherwise. Additionally prior shareholder approval will be required for any amendment to the 2001 Stock Plan to the extent necessary to comply with Rule 16b-3, with Section 422 of the Code, or any other applicable law or regulation, including the requirements of any Stock Exchange.

Transferability of Awards

Unless otherwise provided by the committee, awards under the 2001 Stock Plan may only be transferred by will or by the laws of descent and distribution.

Federal Income Tax Consequences

Grant of SARs. The grant of a SAR is not expected to result in any taxable income for the recipient.

Exercise of SARs. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our Common Stock received are taxable to the recipient as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of SARs. The tax consequence upon a disposition of shares acquired through the exercise of a SAR will depend on how long the shares have been held. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under a SAR.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance awards paid under the 2001 Stock Plan are "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2001 Stock Plan.

Application of Section 16. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Code, shares received through the exercise of a SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Delivery of Shares for Tax Obligation. Under the 2001 Stock Plan, the committee may permit participants receiving or exercising awards, subject to the discretion of the committee and upon such terms and conditions as it may impose, to deliver shares of our Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to us to satisfy federal and state income tax obligations.

New Plan Benefits

No SARs have been granted under the Amendment to the 2001 Stock Plan. In addition, the committee in its sole discretion will determine the number and types of awards that will be granted. Thus, it is not possible to determine the benefits that will be received by eligible participants if the Amendment to the 2001 Stock Plan were to be approved by the shareholders. The closing price of a share of our Common Stock as reported on Nasdaq on March 31, 2006, was $6.46.

Equity Compensation Plan Information

The following table sets forth the number of securities issuable under our equity compensation plans, as of December 31, 2005, and indicates whether or not the plan received shareholder approval:

Plan Category	A	B	C
	Number of securities to be issued upon exercise of options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders	1,697,062	$5.67	3,644,349*
Equity compensation plans not approved by security holders	—	—	—
Total	1,697,062	$5.67	3,644,349*
*Includes 1,947,287 shares of common stock subject to the 2000 Employee Stock Purchase Plan

Board Voting Recommendation

Upon the recommendation of management, the Board adopted the Amendment to the Aptimus, Inc. 2001 Stock Plan and recommends to the shareholders that they vote FOR the approval of the amendment to the plan.

The affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote (excluding broker non-votes) is required to approve the Amendment.

IT IS INTENDED THAT, UNLESS OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THE PROXY (OTHER THAN BROKER NON-VOTES) WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENT TO THE 2001 STOCK PLAN.

PROPOSAL 3 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Company has selected Moss Adams LLP as its independent accountants for the fiscal year ending December 31, 2006. Representatives of Moss Adams LLP are expected to be present at the annual meeting and have the opportunity to make a statement if they so desire and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF MOSS ADAMS LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

OTHER BUSINESS

The Board does not intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting of Shareholders. If any other business is properly presented at the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

April 28, 2005	Timothy C. Choate
San Francisco, California	Chairman, President and Chief Executive Officer